EXHIBIT 4.5

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.


                          COMMON STOCK PURCHASE WARRANT


                              XYBERNAUT CORPORATION


                             EXPIRES JANUARY 2, 2003


No.:                                                   Number of Shares:  5,000
Date of Issuance:  January 3, 2000


                  1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by Xybernaut Corporation, a Delaware corporation (the "Company"), E. Dell Smith or registered assigns (the "Holder"), is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on January 2, 2003 (the "Expiration Date"), five thousand (5,000) fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") at an initial exercise price of $2.00 per share (the "Exercise Price").

                  2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

                  3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and in the Consulting Agreement between the Company and Libra Finance SA pursuant to which this Warrant was originally issued (the "Consulting Agreement") and are not enforceable against the Company except to the extent set forth herein and therein.

                  6. Transfer to Comply with the Securities Act; Registration Rights.

                         6.1 This  Warrant  has not been  registered  under  the
Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be offered, sold, transferred, pledged, encumbered, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                         6.2 The Company  hereby grants to the Holder  piggyback
registration rights with respect to the Warrant Shares which rights shall commence after the date of issuance of this Warrant. In the event the Company is filing a registration statement for itself or on behalf of any of its shareholders at any time after the date hereof, the Company shall notify the Holder in writing reasonably in advance of such filing (but at least five (5) business days) and give the Holder the opportunity to include all or any portion of the Warrant Shares (whether or not previously issued, to the extent permissible under the Act or any regulation promulgated thereunder). Upon the Holder's notification that the Holder desires to have all or any portion of the Warrant Shares included in such registration, the Company shall, at no cost or expense to the Holder, include or cause to be included in such registration statement the Warrant Shares so identified by the Holder, provided, however, that if, in the opinion of the Company's managing underwriter or underwriters, if any, for such offering, the inclusion of the Warrant Shares, when added to the securities being registered by the Company or any selling stockholder(s), will exceed the maximum amount of the Company's securities that can be marketed (x) at a price reasonably related to their then current market value, or (y) without materially and adversely affecting the entire terms of the offering, then the number of shares to be included in such offering shall be reduced, and such shares shall be excluded from such offering in a number deemed necessary by such managing underwriter or underwriters, based upon and subject to a pro rata reduction of the number of Warrant Shares the Holder of such securities proposed to include therein.

                  7. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two (2) days after the date of deposit in the United States mails, as follows:

(1)      if the to Company, to:

                                    Xybernaut Corporation
                                    12701 Fair Lakes Circle
                                    Suite 550
                                    Fairfax, Virginia 22033
                                    Attn: Chief Financial Officer
                                    Fax No.:  (703) 631-3903

(2)      if to the Holder, to:

                                    E. Del Smith and Company, Inc.
                                    1130 Connecticut Avenue, N.W.
                                    Suite 650
                                    Washington, DC 20036
                                    Attn:  E. Del Smith
                                    Fax No.:

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  8. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith and the Consulting Agreement contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  9. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  10. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of January 3, 2000.


                            XYBERNAUT CORPORATION



                            By:_______________________________________
                               Name: Steven A. Newman
                               Title: Vice Chairman

Attest:

----------------------------

----------------------------
Chief Administrative Officer

                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of __________, 2000, to purchase __________ shares of the Common Stock, par value $.01 per share, of Xybernaut Corporation and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:





Dated:______________________




                                          By:__________________________________